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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report (Date of Earliest Event Reported): January 19, 1998

                           AMERICA SERVICE GROUP INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                     0-19673                   51-0332317
(State or Other Jurisdiction    (Commission File No.)         (I.R.S Employer
     of Incorporation)                                       Identification No.)


105 Westpark Drive, Suite 300
Brentwood, Tennessee                                              37027
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (615) 373-3100

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events

         America Service Group Inc. announced today the final adjournment of its Special Meeting of Stockholders, which was scheduled to consider a merger between ASG and MedPartners, Inc ("MedPartners"). MedPartners and ASG are in discussions regarding the Merger Agreement and appropriate resolution of related matters.

On January 19, 1998, ASG and MedPartners entered into a Consent and Agreement regarding the Merger Agreement which provides that the final adjournment of the Special Meeting of Stockholders by ASG will not constitute a breach by ASG of its obligations under the Merger Agreement and that ASG may terminate the Merger Agreement if for thirty consecutive trading days the arithmetic average closing price of MedPartners Common Stock is less than $17.50, without reference to the holding of the Special Meeting of Stockholders. The Consent and Agreement is attached as Exhibit 2.1 hereto and its terms are hereby incorporated herein by reference.

         On January 20, 1998, ASG issued a press release relating to the adjournment of its Special Meeting of Stockholders and the execution of the Consent and Agreement. A copy of the press release is attached hereto as
Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits:

               2.1 Consent and Agreement, dated January 19, 1998, by and among America Service Group Inc., MedPartners, Inc. and ASG Merger Corporation, a wholly owned subsidiary of MedPartners, Inc.

              99.1 Press Release of America Service Group Inc., dated January 20, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           AMERICA SERVICE GROUP INC.




                                /s/ Bruce A. Teal
                                --------------------------------
                                By: Bruce A. Teal
                                    Vice President Finance

Dated: January 20, 1998